EXHIBIT 10.8

                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                               LASERMEDICS, INC.,

                       LASERMEDICS ACQUISTION NO. 1, INC.,

                      HEALTH CAREER LEARNING SYSTEMS, INC.

                                     AND ITS

                                  SHAREHOLDERS








                          DATED AS OF NOVEMBER 27, 1996

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                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of November 27, 1996 by and among Lasermedics, Inc., a Texas corporation ("Lasermedics"), Lasermedics Acquisition No. 1, Inc., a Michigan corporation and a wholly-owned subsidiary of Lasermedics ("Acquisition Sub"), Health Career Learning Systems, Inc., a Michigan corporation ("HCLS" or the "Surviving Corporation"), Donna M. Konopka ("Donna"), Michael Konopka ("Michael") and Karson L. Carpenter ("Karson"). Donna, Michael and Karson are referred to individually herein as a "Shareholder" and collectively herein as the "Shareholders." Acquistion Sub and HCLS are sometimes referred to collectively herein as the "Merging Corporations."

                                  WITNESSETH :

         WHEREAS, Lasermedics is a corporation duly organized and validly existing under the laws of the State of Texas, with its principal executive offices at 120 Industrial Boulevard, Sugar Land, Texas 77478; and

         WHEREAS, Acquistion Sub is a corporation duly organized and validly existing under the laws of the State of Michigan, with its principal executive offices at 120 Industrial Boulevard, Sugar Land, Texas 77478; and

         WHEREAS, HCLS is a corporation duly organized and validly existing under the laws of the State of Michigan, with its principal executive offices at 45150 Polaris Court, Suite B, Plymouth, Michigan 48170; and

         WHEREAS, Lasermedics owns 1,000 shares of common stock, par value $.01 per share, of Acquistion Sub ("Acquisition Sub Common Stock"), which constitute all of the issued and outstanding shares of capital stock of Acquistion Sub; and

         WHEREAS, the Shareholders own 12,000 shares of common stock, par value $1.00 per share, of HCLS ("HCLS Common Stock"), which constitute all of the issued and outstanding shares of capital stock of HCLS; and

         WHEREAS, (i) the board of directors of Lasermedics, (ii) Lasermedics (in its capacity as Acquistion Sub's sole shareholder) and the board of directors of Acquistion Sub and (iii) the Shareholders (in their capacity as all of the shareholders of HCLS) and the board of directors of HCLS desire to merge Acquistion Sub with and into HCLS in accordance with the provisions of Section
450.1701 ET SEQ. of the Michigan Business Corporation Act (the "MBCA") pursuant to the terms and provisions of this Agreement, and have approved such merger (the "Merger") and the other terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and to prescribe the terms and conditions of the Merger contemplated hereby, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of HCLS Common Stock into the right to receive the Merger Consideration

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described in Section 1.10.1 hereof, and such other details and provisions as are deemed necessary or proper, the parties hereto hereby agree as follows:
                                    ARTICLE 1

                                   THE MERGER

         1.1. SURVIVING CORPORATION. Acquistion Sub and HCLS shall be, upon the Effective Date, merged into a single surviving corporation, which shall be HCLS, which shall continue its corporate existence and remain a corporation governed by and subject to the laws of the State of Michigan.

         1.2. EFFECTIVE DATE. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Michigan following its execution in accordance with Section 450.1707 of the MBCA. This filing shall be made concurrently on the date hereof or as soon as practicable thereafter. With the date on which such filings are made being referred to elsewhere herein as the "Effective Date."

         1.3. NAME AND CONTINUED CORPORATE EXISTENCE OF THE SURVIVING CORPORATION. On the Effective Date, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of HCLS, the surviving corporation of the Merger, shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Acquisition Sub shall be wholly merged into HCLS, the surviving corporation, and HCLS shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of Acquistion Sub, except insofar as continued by statute, shall cease.

         1.4. GOVERNING LAW AND ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The laws of Michigan shall continue to govern the Surviving Corporation. On the Effective Date, the Articles of Incorporation of HCLS shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in the manner provided by law.

         1.5. BYLAWS OF THE SURVIVING CORPORATION. On the Effective Date, the Bylaws of HCLS shall be the Bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles of Incorporation of HCLS, and the Bylaws of HCLS.

         1.6. DIRECTORS OF THE SURVIVING CORPORATION. On the Effective Date, pursuant to Section 1-B of the Bylaws of HCLS, the number of directors constituting the entire board of directors shall be fixed at 2. The names of the persons who, on the Effective Date, shall become the members of the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of shareholders of the Surviving Corporation next following the Effective Date, are as follows:


                                      NAME
                             -----------------------
                               Michael M. Barbour

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                                 Dan D. Sudduth

         1.7. OFFICERS OF THE SURVIVING CORPORATION.The names of the persons who, on the Effective Date, shall constitute the officers of the Surviving Corporation, and who shall hold office, subject to the Bylaws of the Surviving Corporation, until the first meeting of directors following the next annual meeting of shareholders thereof, are as follows:


     NAME                                          OFFICE
     ----------------------------                  -----------------------------
     Michael M. Barbour........................... President and Chief
                                                   Executive Officer
     Chike Ogboenyiya............................. Secretary and Chief
                                                   Financial Officer
     Dan D. Sudduth............................... Assistant Secretary

         1.8. VACANCIES. If on or after the Effective Date, a vacancy shall for any reason exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

         1.9. CAPITAL STOCK OF THE SURVIVING CORPORATION. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Articles of Incorporation of the Surviving Corporation.

         1.10.    CONVERSION OF SECURITIES UPON MERGER.

                  1.10.1. CONVERSION OF HCLS COMMON STOCK. On the Effective Date, the 12,000 shares of HCLS Common Stock issued and outstanding, on the date hereof, all of which are held by the Shareholders (the "HCLS Shares"), without any action on the part of the Shareholders, shall automatically become and be converted into the right to receive the following consideration from Lasermedics (collectively, the "Merger Consideration"): (i) 82,107 shares of common stock, par value $.01 per share, of Lasermedics ("Lasermedics Common Stock") to be issued to the Shareholders on the Effective Date in accordance with the written instructions executed by each of the Shareholders and delivered to Lasermedics (the "Lasermedics Shares"); (ii) $100,000 to be paid to the Shareholders on the Effective Date; and (iii) the Additional Shares (as defined in Section 1.10.4 hereof), if any, to be issued to the Shareholders in accordance with Section 1.10.4 hereof.

                  1.10.2. SURRENDER OF HCLS CERTIFICATES. The Shareholders have surrendered (and Lasermedics acknowledges its receipt of) all the certificates representing the HCLS Shares (the "HCLS Certificates"). On the Effective Date, Lasermedics will cancel the HCLS Certificates, and the Shareholders will become entitled to receive the Merger Consideration.

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                  1.10.3. CONVERSION OF ACQUISTION SUB COMMON STOCK. On the
         Effective Date, each share of Acquistion Sub Common Stock then issued and outstanding, without any action on the part of Lasermedics, shall automatically become and be converted into the right to receive one fully paid and nonassessable share of the issued and outstanding HCLS Common Stock from HCLS upon surrender and cancellation of the certificate theretofore evidencing shares of Acquisition Sub Common Stock.

                  1.10.4. STOCK ADJUSTMENT. If the Market Price on the Anniversary Date (defined below) is less than $6.0896, then Lasermedics shall, within on or before December 1, 1997, cause to be issued in the name of and delivered to the Shareholders, as requested in writing, that number of Lasermedics Shares (the "Additional Shares") equal to the difference between (i) the number of Lasermedics Shares determined by dividing $500,000 by the Market Price of the Lasermedics Common Stock on the Anniversary Date and (ii) the number of Lasermedics Shares issued on the Effective Date. The term "Market Price on the Anniversary Date" means, the average of the closing per share price of Lasermedics Common Stock on each of the 30 trading days immediately preceding the one-year anniversary of the Effective Date (the "Anniversary Date") as reported on (i) the principal securities exchange on which the Lasermedics Common Stock is listed or admitted to trading, or (ii) if not so listed or admitted to trading on any securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market System, as applicable, or (iii) if not listed on such system, on the over-the-counter market by any NASD member firm selected by Lasermedics; PROVIDED, HOWEVER, that the Market Price on the Anniversary Date shall not be less than $4.50 or more than $7.50.

         1.11. ACQUISITION SUB'S TRANSFER BOOKS CLOSED. Upon the Effective Date, the stock transfer books of Acquisition Sub shall be deemed closed, and no transfer of any shares of capital stock of Acquisition Sub shall thereafter be made or consummated.

         1.12. ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF THE SURVIVING CORPORATION. On the Effective Date, all rights, privileges, powers, and franchises of each of the Merging Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other things in action of or belonging to any of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, and franchises, property, debts, or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real property, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the Merger; PROVIDED HOWEVER, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging

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Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

         1.13. CONVEYANCES TO THE SURVIVING CORPORATION. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Section 1.13 and otherwise carry out the intent and purposes of this Agreement.

         1.14. ACCOUNTING TREATMENT. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

         1.15. FEDERAL INCOME TAX TREATMENT. The Merger is intended to qualify as a reverse triangular merger transaction described in ss. 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

         2.1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders jointly and severally represents and warrants to Lasermedics as follows:

                  2.1.1. ORGANIZATION AND STANDING. HCLS is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

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                  2.1.2. AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER
         OBLIGATIONS. The execution and delivery of this Agreement has been authorized by the board of directors and all of the holders of capital stock of HCLS, the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of HCLS, and this Agreement is a valid and binding obligation of HCLS and each of the Shareholders enforceable against HCLS and each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of HCLS or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which HCLS or any of the Shareholders is a party or by which HCLS or any of the Shareholders or their respective properties are bound.

                  2.1.3. CAPITALIZATION. The authorized capitalization of HCLS consists of 50,000 shares of HCLS Common Stock, of which, as of the date hereof, 12,000 shares were issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, HCLS does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of HCLS Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of HCLS Common Stock is subject to any voting trust, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

                  2.1.4. OWNERSHIP OF HCLS SHARES. The Shareholders hold good and valid title to all of the HCLS Shares, free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof). There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against HCLS or any of the Shareholders that concern or affect title to the HCLS Shares, or that seek to compel the issuance of capital stock or other securities of HCLS.

                  2.1.5. NO SUBSIDIARIES. There is no corporation, partnership, joint venture, business trust or other legal entity in which HCLS, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

                  2.1.6. FINANCIAL STATEMENTS. HCLS has delivered to Lasermedics and Acquistion Sub copies of HCLS's unaudited balance sheet (the "6/30 Balance Sheet") and related statements of income (collectively, the "6/30 Financial Statements"), as at and for the six months ended June 30, 1996 (the "Balance Sheet Date"). The 6/30 Financial Statements are complete in all material respects. The 6/30 Financial Statements present fairly the financial condition of HCLS as at the dates and for the periods indicated. The 6/30 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 6/30 Balance Sheet,

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         or which have been thereafter acquired by HCLS, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of HCLS reflected in the 6/30 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of HCLS's business, and the values at which inventories are carried are at the lower of cost or market.

                  2.1.7. LIABILITIES. Except as disclosed on SCHEDULE 2.1.7 hereto, HCLS does not have any liabilities or obligations, either accrued, absolute or contingent, nor does any of the Shareholders have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of HCLS, other than those (i) reflected or reserved against in the 6/30 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date.

                  2.1.8. ADDITIONAL HCLS INFORMATION. Attached as SCHEDULE 2.1.8 hereto are true, complete and correct lists of the following items:

                           2.1.8.1. REAL ESTATE. All real property and
                  structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by HCLS, with a description of the nature and amount of any Encumbrances (defined below) thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

                           2.1.8.2. MACHINERY AND EQUIPMENT. All machinery,
                  transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by HCLS with a description of the nature and amount of any Encumbrances thereon;

                           2.1.8.3. INVENTORY. All inventory items or groups of
                  inventory items owned by HCLS, excluding raw materials and work in process, which raw materials and work in process are valued on the 6/30 Balance Sheet, together with the amount of any Encumbrances thereon;

                           2.1.8.4. RECEIVABLES. All accounts and notes
                  receivable of HCLS, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which HCLS holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

                           2.1.8.5. PAYABLES. All accounts and notes payable of
                  HCLS, together with an appropriate aging schedule;

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                           2.1.8.6. INSURANCE. All insurance policies or bonds
                  currently maintained by HCLS, including title insurance policies, with respect to HCLS, including those covering HCLS's properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                           2.1.8.7. CONTRACTS. All contracts, including leases
                  under which HCLS is lessor or lessee, which are to be performed in whole or in part after the date hereof;

                           2.1.8.8. EMPLOYEE COMPENSATION PLANS. All bonus,
                  incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of HCLS, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters that have been received with respect to such plans (collectively, "Employee Plans");

                           2.1.8.9. CERTAIN SALARIES. The names and salary rates
                  of all present employees of HCLS, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

                           2.1.8.10. BANK ACCOUNTS. The name of each bank in
                  which HCLS has an account and the names of all persons authorized to draw thereon;

                           2.1.8.11. EMPLOYEE AGREEMENTS. Any collective
                  bargaining agreements of HCLS with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of HCLS;

                           2.1.8.12. INTELLECTUAL PROPERTY. All patents,
                  trademarks, copyrights and other intellectual property rights owned, licensed, or used by HCLS;

                           2.1.8.13. TRADE NAMES. All trade names, assumed names
                  and fictitious names used or held by HCLS, whether and where such names are registered and where used;

                           2.1.8.14. PROMISSORY NOTES. All long-term and
                  short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of HCLS relating thereto or with respect to collateral securing the same;

                           2.1.8.15. GUARANTIES. All indebtedness, liabilities
                  and commitments of others and as to which HCLS is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

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                           2.1.8.16. RESERVES AND ACCRUALS. All accounting
                  reserves and accruals maintained in the 6/30 Balance Sheet;

                           2.1.8.17. LEASES. All leases to which HCLS is a
                  party; and

                           2.1.8.18. ENVIRONMENT. All environmental permits,
                  approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by HCLS and all environmental audits, assessments, investigations and reviews conducted by HCLS within the last five years on any property owned or used by HCLS.

                  2.1.9. NO DEFAULTS. Except as is specified in SCHEDULE 2.1.9 hereto, HCLS is not a party to, or bound by, any contract or arrangement of any kind to be performed after the Effective Date, nor is HCLS in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

                  2.1.10. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in SCHEDULE 2.1.10 hereto, other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

                           2.1.10.1. FINANCIAL CHANGE. Any material adverse
                   change in the financial condition, backlog, operations, assets, liabilities or business of HCLS;

                           2.1.10.2. PROPERTY DAMAGE. Any material damage,
                   destruction, or loss to the business or properties of HCLS (whether or not covered by insurance);

                           2.1.10.3. DIVIDENDS. Any declaration, setting aside,
                   or payment of any dividend or other distribution in respect of the HCLS Common Stock, or any direct or indirect redemption, purchase or any other acquisition by HCLS of any such stock;

                           2.1.10.4. CAPITALIZATION CHANGE. Any change in the
                   capital stock or in the number of shares or classes of HCLS's authorized or outstanding capital stock as described in
                   Section 2.1.3 hereof;

                           2.1.10.5. LABOR DISPUTES. Any labor dispute; or

                           2.1.10.6. OTHER MATERIAL CHANGES. Any other event or
                   condition known to any of the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of HCLS which would constitute a material adverse change.

                  2.1.11. TAXES. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by HCLS for each period for which any such returns, reports,

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         or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by HCLS; and the tax provision reflected in the 6/30 Balance Sheet is (and the tax provision reflected in the Final Balance Sheet will be) adequate, in accordance with generally accepted accounting principles, to cover liabilities of HCLS at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to HCLS or its assets or business. No waiver of any statute of limitations executed by HCLS with respect to any income or other tax is in effect for any period. The income tax returns of HCLS have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of HCLS except for taxes not yet currently due.

                  2.1.12. INTELLECTUAL PROPERTY. HCLS owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of HCLS or that are necessary for the rendering of any services rendered by HCLS and the use or sale of any equipment or products used or sold by HCLS, including all such Intellectual Property listed in
         SCHEDULE 2.1.8 hereto. The Intellectual Property is owned or licensed by HCLS free and clear of any Encumbrance. HCLS has not granted to any other person any license to use any Intellectual Property. HCLS has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by HCLS of the Intellectual Property or otherwise in connection with HCLS's operation of its business.

                  2.1.13. TITLE TO AND CONDITION OF ASSETS. HCLS has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 6/30 Balance Sheet or in SCHEDULE 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i) Encumbrances reflected in the 6/30 Balance Sheet or in SCHEDULE 2.1.8 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which HCLS leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by HCLS and in respect to which HCLS has not taken adequate steps to prevent a default from occurring. The buildings and premises of HCLS that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of HCLS are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of each Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by HCLS or any of the Shareholders, except such as have been fully complied with.

                  2.1.14. CONTRACTS. All contracts, leases, plans or other arrangements to which HCLS is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of HCLS. HCLS is not, and to the knowledge of any of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on HCLS. None of the Shareholders have received any information which would cause any of the Shareholders to conclude that any customer of HCLS will (or is likely to) cease doing business with HCLS as a result of the consummation of the transactions contemplated hereby.

                  2.1.15. LICENSES AND PERMITS. HCLS possesses all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, "Permits") necessary under law or otherwise for HCLS to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and HCLS's rights with respect thereto (1) is valid and subsisting, in full force and effect, and enforceable by HCLS subject to administrative powers of regulatory agencies having jurisdiction, and (2) following consummation of the transactions contemplated hereby, will continue to be valid and subsisting in full force and effect, and subject to any requisite governmental consents, enforceable by HCLS or Lasermedics without any consent or approval of any governmental body or third party; or, in lieu of such existing Permits, replacement or substitute Permits, will be available to or obtainable by HCLS or Lasermedics at little or no cost in the ordinary course without any interruption of the conduct of the business following the Effective Date, assuming timely application therefor and reasonable diligence in pursuit thereof by HCLS or Lasermedics. HCLS is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of any of the Shareholders, are threatened to be, revoked, canceled, suspended or modified.

                  2.1.16. LITIGATION. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which HCLS is a party or, to the knowledge of any of the Shareholders, might become a party or which particularly affects HCLS, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of HCLS, pending or, to the knowledge of any of the Shareholders, threatened.

                  2.1.17.  ENVIRONMENTAL COMPLIANCE.

                           2.1.17.1. ENVIRONMENTAL CONDITIONS. There are no
                  environmental conditions or circumstances, including, without limitation, the presence or release of any hazardous substance, on any property presently or previously owned by HCLS, or on any property to which hazardous substances or waste generated by HCLS's operations or use of its assets were disposed of, which would result in a material adverse change in the business or business prospects of HCLS;

                           2.1.17.2. PERMITS, ETC. HCLS has in full force and
                  effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, other than those that are not material to the business or operations of HCLS, and is operating in compliance thereunder;

                           2.1.17.3. COMPLIANCE. HCLS's operations and use of
                   its assets do not violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
                   (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 ET SEQ.), thE Clean Water Act (33 U.S.C. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (17 U.S.C. ss. 2601 ET SEQ.), the FederaL Insecticide Fungicide and Rodenticide Act (7 U.S.C. ss. 136 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f ET SEQ.), the Rivers and Harbors Act (33 U.S.C. ss. 401 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time (collectively, the "Applicable Environmental Laws");

                           2.1.17.4. PAST COMPLIANCE. None of the operations or
                   assets of HCLS has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws, other than violations that in the aggregate are not material to the business or operations of HCLS;

                           2.1.17.5. ENVIRONMENTAL CLAIMS. No notice has been
                  served on HCLS or any of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations, response costs or contribution under any Applicable Environmental Laws;

                           2.1.17.6. RENEWALS. None of the Shareholders know of
                   any reason the Surviving Corporation would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any of the Applicable Environmental Laws to operate and use any of HCLS's assets for their current purposes and uses; and

                           2.1.17.7. ASBESTOS AND PCBS. No material amounts of
                  friable asbestos currently exist on any property owned or operated by HCLS, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by HCLS in its operations or on its properties.

                  2.1.18. COMPLIANCE WITH OTHER LAWS. HCLS is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 ET SEQ.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

                  2.1.19. LABOR ISSUES. HCLS has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on its operations or assets. HCLS does not have any dispute with any of its existing or former employees. There are no labor disputes or, to the knowledge of any of the Shareholders, any disputes threatened by current or former employees of HCLS.

                  2.1.20. TERMINATED EMPLOYEES. HCLS has terminated those employees listed on SCHEDULE 2.1.20 hereto effective prior to the date hereof (the "Terminated Employees") and has paid the Terminated Employees all wages and other compensation owed them through the date of termination.

                  2.1.21. COMPLIANCE WITH ERISA. Each benefit plan set forth in
         SCHEDULE 2.1.21 hereto (collectively the "Benefit Plans") complies currently, and has complied in the past, in form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws. All contributions required to be made to each Benefit Plan under the terms of such Benefit Plans, ERISA or other applicable laws have been timely made.

                           2.1.21.1. PROHIBITED TRANSACTIONS. HCLS has not
                   engaged in any transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to
                   Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                           2.1.21.2. PLAN TERMINATION; MATERIAL LIABILITIES.
                   There has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty

                  Corporation ("PBGC") on the part of HCLS. All Statutory Plans intended to be tax-qualified under Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such Statutory Plans. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. There exists no condition or set of circumstances which presents a material risk or termination or partial termination of any Statutory Plan by the PBGC.

                           2.1.21.3. ACCUMULATED FUNDING DEFICIENCY. Full
                  payment has been made of all amounts which are required under the terms of each Statutory Plan, ERISA or other applicable laws to have been paid as contributions to such Statutory Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan.

                           2.1.21.4. RELATIONSHIP OF BENEFITS TO PENSION PLAN
                  ASSETS. The current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits. For purposes of the representation in this Section 2.1.21.4, the term "current value" has the meaning specified in Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by HCLS.

                           2.1.21.5. EXECUTION OF AGREEMENTS. The execution and
                  delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 or ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                           2.1.21.6. FIDUCIARY LIABILITY. There have been no
                  acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on HCLS (whether direct or indirect) of damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

                           2.1.21.7. PENDING CLAIMS. There are no claims,
                  pending or overtly threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of HCLS which allege any violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any claims involving such Benefit Plans which would likely be successfully maintained against HCLS.

                           2.1.21.8. MULTIEMPLOYER PLANS. HCLS neither
                   contributes nor has any obligation to contribute to any plan which is a "multiemployer plan" as such term is defined in
                   Section 3(37) or 4001(a)(3) of ERISA.

                           2.1.21.9. NO REPORTABLE EVENT. There has been no
                  "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory Plan) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

                  2.1.22. INVESTIGATIONS; LITIGATION. No investigation or review by any governmental entity with respect to HCLS or any of the transactions contemplated by this Agreement is pending or, to the best of each Shareholder's knowledge, threatened, nor has any governmental entity indicated to HCLS an intention to conduct the same, and there is no action, suit or proceeding pending or, to the best of each Shareholder's knowledge, threatened against or affecting HCLS at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of HCLS.

                  2.1.23. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither HCLS nor any officer, employee or agent of HCLS, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of HCLS (or to assist HCLS in connection with any actual or proposed transaction) which (i) might subject HCLS to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of HCLS as reflected in the 6/30 Financial Statements, or
         (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of HCLS or which might subject HCLS to suit or penalty in a private or governmental litigation or proceeding.

                  2.1.24. UNTRUE STATEMENTS. HCLS and each of the Shareholders have made available to Lasermedics true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to HCLS's assets and business, and such information covers all commitments and liabilities of HCLS relating principally to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

                  2.1.25. INVESTMENT REPRESENTATIONS. Each of the Shareholders acknowledges, represents and agrees that:

                  (a) the Lasermedics Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any applicable state securities laws;

                  (b) the Lasermedics Shares are being issued to such Shareholder in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon such Shareholder's bona fide investment intent with respect to the Lasermedics Shares;

                  (c) such Shareholder's acquisition of the Lasermedics Shares is solely for his own account for investment, and such Shareholder is not acquiring the Lasermedics Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (d) such Shareholder shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Lasermedics Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Lasermedics of an opinion of legal counsel reasonably satisfactory to Lasermedics that an exemption from registration is available;

                  (e) such Shareholder has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Lasermedics Shares, and to make an informed investment decision;

                  (f) such Shareholder has received a copy of (i) Lasermedics's annual report on Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission (the "SEC") and (ii) Lasermedics's quarterly reports on Form 10-Q for the three months ended March 31, 1996, June 30, 1996 and September 30, 1996 as filed with the SEC. Such Shareholder has had the opportunity to ask questions of, and receive answers from Lasermedics's officers and directors concerning the Shareholder's acquisition of the Lasermedics Shares and to obtain such other information concerning Lasermedics and the Lasermedics Shares, to the extent Lasermedics's officers and directors possessed the same or could acquire it without unreasonable effort or expense, as the Shareholder deemed necessary in connection with making an informed investment decision;

                  (g) since the Lasermedics Shares have not been registered under the Securities Act or applicable state securities laws, the Shareholder must bear the economic risk of holding the Lasermedics Shares for an indefinite period of time, and are capable of bearing such risk; and

                  (h) in addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Lasermedics Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED

                  EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  2.1.26. CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than HCLS and the Shareholders, is required to be made or obtained by HCLS or any of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  2.1.27. FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by HCLS and the Shareholders and their counsel directly with Lasermedics and Acquistion Sub and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                         LASERMEDICS AND ACQUISTION SUB

         3.1. REPRESENTATIONS AND WARRANTIES OF LASERMEDICS. Lasermedics represents and warrants to each of the Shareholders as follows:

                  3.1.1. ORGANIZATION AND STANDING. Lasermedics is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  3.1.2. AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. The consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Lasermedics, and this Agreement is a valid and binding obligation of Lasermedics enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated by this Agreement will not result in the breach of any term or provision of or constitute a default under any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Lasermedics or any of its subsidiaries is a party.

                  3.1.3. FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Lasermedics and its counsel directly with HCLS and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Lasermedics in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

         3.2. REPRESENTATIONS AND WARRANTIES OF ACQUISTION SUB. Acquistion Sub represents and warrants to each of the Shareholders as follows:

                  3.2.1. ORGANIZATION AND STANDING. Acquistion Sub is a corporation duly organized, validly existing, and in good standing under the laws of Michigan, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

                  3.2.2. AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. The execution and delivery of this Agreement has been authorized by the board of directors and all of the holders of capital stock of Acquistion Sub, the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Acquistion Sub, and this Agreement is a valid and binding obligation of Acquistion Sub enforceable against Acquistion Sub (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally.

                  3.2.3. FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Acquistion Sub and its counsel and HCLS and the Shareholders and their counsel, without the intervention of any other person as the result of any act of Acquistion Sub in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1. NONCOMPETITION. Except as otherwise consented to or approved in writing by Acquistion Sub and Lasermedics, each of the Shareholders agrees that for a period of 60 months following the Effective Date, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by HCLS or Lasermedics at the Effective Date, or in any manufacturing, publishing or distribution business the products of which are provided and marketed by HCLS or Lasermedics at the Effective Date in any state of the United States, or any foreign country in which HCLS or Lasermedics transacts business on the Effective Date; (ii) request any present customers or suppliers of HCLS to curtail or cancel their business with HCLS or Lasermedics; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of HCLS or Lasermedics or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of HCLS or Lasermedics to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section
4.1 are in addition to any other obligations that the Shareholders may have under the laws of the State of Michigan requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that Acquistion Sub and Lasermedics do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that Lasermedics or the Surviving Corporation may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 4.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 4.1 are being executed and delivered by such Shareholder in consideration of the covenants of Acquistion Sub and Lasermedics contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

         4.2. FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1. INDEMNIFICATION BY SHAREHOLDERS. In addition to any other remedies available to Lasermedics under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless Lasermedics and the Surviving Corporation, and their respective officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by any of the Shareholders to perform, his respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certifi cate, exhibit or other instrument furnished or delivered to Lasermedics by HCLS or any of the Shareholders under this Agreement or (ii) HCLS's prior employment relationship with any Terminated Employee.

         5.2. INDEMNIFICATION BY LASERMEDICS. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Lasermedics shall indemnify, defend and hold harmless each of the Shareholders and his employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Acquistion Sub or Lasermedics to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to HCLS or any of the Shareholders by or on behalf of Lasermedics or Acquistion Sub under this Agreement or (ii) any of the personal guarantees of the Shareholders with respect to loans from Comerica Bank to HCLS.

         5.3. INDEMNIFICATION PROCEDURE. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under
Section 5.1 or Section 5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         5.4. OFFSET. The parties hereto agree that if the Surviving Corporation or Lasermedics shall incur any Damages for which it is entitled to indemnification by the Shareholders pursuant to the terms of this Agreement, Lasermedics shall have the right to offset any payments due or to be due under the terms of this Agreement or any other agreement executed in connection herewith, by the amount of the Damages, including the right to reduce the number of Additional Shares to be issued to the Shareholders pursuant to Section 1.10.4 hereof. Such right of offset shall not be considered an exclusive remedy, it being agreed that Lasermedics shall also be entitled to exercise any other remedies available to it at law or in equity, including, without limitation, the indemnification rights set forth in this Article 5. In the event of an offset by Lasermedics as a result of any account receivable of HCLS not being collected in breach of the representation of the Shareholders in Section 2.1.6 hereof, upon any such offset, Lasermedics shall assign to the Shareholders the account receivable subject to offset, and the Shareholders shall thereafter have the right to take any reasonable action to collect such account receivable. In the event of an offset by Lasermedics as a result of any inventory of HCLS being unsalable in the normal course of business in breach of the representations of the Shareholders in Section 2.1.6 hereof, upon any such offset, Lasermedics shall convey and transfer to the Shareholders title to such inventory subject to offset.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

         6.2. ENTIRETY. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         6.3. COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         6.4. NOTICES AND WAIVERS. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.

                 IF TO LASERMEDICS OR THE SURVIVING CORPORATION

Addressed to:                             With a copy to:

Lasermedics, Inc.                         Porter & Hedges, L.L.P.
120 Industrial Boulevard                  700 Louisiana, 35th Floor
Sugar Land, Texas 77478                   Houston, Texas 77210-4744
Attn:  Michael M. Barbour                 Attention:  Robert G. Reedy
Facsimile:  (713) 276-7074                Facsimile:  (713) 228-1331

                       IF TO ANY OF THE SHAREHOLDERS

Addressed to:                             With a copy to:
Karson L. Carpenter                       Adams, Howe, Perrotta & Williams, P.C.
3855 Tubbs Road                           100 Maple Park Boulevard, Suite 124
Ann Arbor, Michigan 48103                 St. Clair Shores, Michigan 48081
Facsimile: (810) 474-4600                 Attention: Brian V. Howe
                                          Facsimile: (810) 777-5706
Michael Konopka
9270 Shannon Drive
Brighton, Michigan 48116
Facsimile: (313) 231-2253

Donna M. Konopka
9270 Shannon Drive
Brighton, Michigan 48116
Facsimile: (313) 231-2253

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         6.5. CAPTIONS. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         6.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         6.7. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         6.8. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Michigan.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                                LASERMEDICS, INC.

                                By:      /S/  MICHAEL M. BARBOUR
                                         Michael M. Barbour
                                         President and Chief Executive Officer

                                LASERMEDICS ACQUISTION NO. 1, INC.

                                By:      /S/  MICHAEL M. BARBOUR
                                         Michael M. Barbour
                                         President and Chief Executive Officer

                                HEALTH CAREER LEARNING SYSTEMS, INC.

                                By:      /S/  KARSON L. CARPENTER
                                         Karson L. Carpenter
                                         Chairman

                                SHAREHOLDERS:

                                /S/  KARSON CARPENTER
                                Karson Carpenter

                                /S/  DONNA M. KONOPKA
                                Donna M. Konopka

                                /S/  MICHAEL KONOPKA
                                Michael Konopka